                     SUBSCRIPTION AND STOCKHOLDERS AGREEMENT


     THIS SUBSCRIPTION AND STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of the 27th day of February, 1997, is made and entered into by and among GFSI HOLDINGS, INC., a Delaware corporation whose address is 9 West 57th Street, Suite 4000, New York, New York 10019 (the "Company"), and the Persons whose names are set forth at the end of this Agreement.

     In order to capitalize the Company and to set forth certain rights and restrictions relating to the ownership of its securities, the parties hereto desire to enter into this Agreement.

     In consideration of the agreements, representations, warranties and indemnities hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     Unless otherwise defined herein, capitalized terms used herein shall have the meaning given such terms below:

     1.1 "Acquisition" means GFSI, Inc., a Delaware corporation which shall be, immediately after consummation of the transactions contemplated by the Acquisition Agreement, a wholly-owned subsidiary of the Company, and its successors.

     1.2 "Acquisition Agreement" means the Agreement for Purchase and Sale of Stock, dated January 24, 1997 (including all schedules and exhibits thereto) by and among the Company, Acquisition and all the shareholders of Winning Ways.

     1.3 "Affiliate" means with respect to any Person (a) any Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) any member of such Person's family or any individual who is a director or an executive officer
(i) of such Person, (ii) of any subsidiary of such Person or (iii) of any Person described in clause (a) above, or with respect to any Stockholder, the Company; provided, however, that any Affiliate of a corporation shall be deemed an Affiliate of such corporation's stockholders. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (x) to vote or direct the voting of more than 50% of the outstanding shares of voting stock of such Person or (y) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     1.4 "Bona Fide Offer" means a written offer from a Person (the "Offeror") to purchase some or all of the shares of Common Stock owned by a Stockholder. If the Offeror is a corporation, partnership, trust or other entity, all Persons having more than a 10 percent direct or beneficial ownership interest in such entity shall be identified in the offer. Notwithstanding anything to the contrary contained in the Bona Fide Offer, in connection with any proposed Transfer pursuant to a Bona Fide Offer, the Stockholder shall require the Offeror (i) to consummate the proposed Transfer no earlier than 60, nor later than 180, days following the date of the Bona Fide Offer and (ii) to furnish reasonable evidence of the Offeror's financial ability to consummate the terms of the proposed transaction.

     1.5 "By-Laws" means the Company's By-Laws in the form of Exhibit A attached hereto.

     1.6 "Cause" means (a) fraud, embezzlement or dishonesty committed by any Manager or a Manager's conviction of any felony or crime or other criminal offense involving monies or other property; (b) a Manager's engagement, directly or indirectly, in any business enterprise that conducts business with the Company or any Affiliate of the Company without the written consent of the Company's Board of Directors; (c) a Manager's violation of any non-competition agreement with the Company or with any Affiliate of the Company; (d) a Manager's breach of any of his or her fiduciary duties of loyalty or the making of a willful misrepresentation or omission, which breach, misrepresentation or omission reasonably might be expected to adversely affect the business, properties, assets or condition (financial or other) of the Company or any Affiliate of the Company; (e) a Manager's habitual intoxication which impairs his or her ability to perform his or her duties to the Company or any Affiliate of the Company; (f) the continued failure by a Manager to substantially perform his or her duties to the Company or any Affiliate of the Company (other than any such failure resulting from the Manager's incapacity due to illness or accident) provided that the Manager shall have received 30 days' written notice from the Company which specifically identifies the manner in which the Company believes the Manager has not substantially performed his or her duties and the Manager shall not have corrected such failure during such 30-day period; or (g) a Manager's repeated insubordination.

     1.7 "Certificate of Incorporation" means the Company's Amended and Restated Certificate of Incorporation, as amended to date, in the form of Exhibit B attached hereto.

     1.8 "Closing" means the Company's purchase of shares of Common Stock held by a Manager or a Manager Trust pursuant to (i) the Company's exercise of its "call" rights or (ii) a Manager's or Manager Trust's exercise of his, her or its "put" rights and the payment by the Company of the purchase price of such shares of

Common Stock required thereby, whether paid in cash or by the delivery of a Junior Note.

     1.9 "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     1.10 "Common Stock" means the Series A Common Stock and the Series B Common Stock.

     1.11 "Company Notice" means the written notice delivered by the Company to a Manager or Manager Trust to "call" the shares of Common Stock held by such Manager or Manager Trust, as set forth in Article 7.

     1.12 "Cost" means the price actually paid, or the value of the consideration received by the Company, for the shares of Common Stock at the time such Common Stock was issued by the Company.

     1.13 "Credit Agreement" means the Credit Agreement between Acquisition and The First National Bank of Chicago, as agent, dated as of the date hereof, as amended from time to time.

     1.14 "Disability" means the inability of a Manager to substantially perform his or her duties and responsibilities to Acquisition by reason of a physical or mental disability or infirmity (a) for a continuous period of six months or (b) at such earlier time as a Manager submits satisfactory medical evidence that he or she has a physical or mental disability or infirmity which will likely prevent him or her from returning to the performance of his or her work duties for six months or longer. The effective date of such Disability shall be the last day of such six-month period or the date upon which the Manager submits such satisfactory medical evidence, as the case may be. A determination of Disability shall be made by an independent medical professional selected by the Board of Directors of Acquisition, whose decision shall be final, binding and non-appealable.

     1.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     1.16 "Fair Market Value" means the Fair Market Value Per Share multiplied by the number of shares of Common Stock being "called" or "put," as the case may be, pursuant to the provisions of Article 7.

     1.17 "Fair Market Value Per Share" means the per share value of the Common Stock (which shall be the same value for both the Series A Common Stock and the Series B Common Stock) that is determined by the affirmative vote of at least five members of the Board of Directors of the Company, which value shall be evidenced by the execution of a certificate (the "Certificate of Fair Market Value") that will be included in the minute book of the Company. Such determination may be made every year at the annual meeting of the Board of Directors, with the first such determination being made on the date hereof, or at such other times as the Board of Directors of the Company deems necessary. If a Certificate of Fair Market Value is not executed for any year, the Fair Market Value Per Share shall be equal to the amount set forth in the most recent Certificate of Fair Market Value. The Stockholders agree that the Certificate of Fair Market Value that is executed by the Board of Directors on the date hereof shall be effective until December 31, 1998, or such later date as a new Certificate of Fair Market Value may be executed.

     1.18 "FASB" means the Financial Accounting Standards Board.

     1.19 "Financing Agreements" means each of the Credit Agreement, the Purchase Agreement and any and all of the Company's and Acquisition's agreements, instruments and documents executed in connection with the borrowing of money, whether executed before, on or after the date of this Agreement, as such agreements may be amended from time to time.

     1.20 "Institutional Investors" means each of MCIT (Existing Pool) Limited and MCIT (New Pool) Limited, each a public company incorporated in England and a wholly owned subsidiary of MCIT, and shall include any Permitted Transferee(s) of an Institutional Investor.

     1.21 "Junior Note" means the non-negotiable promissory note issued by the Company in the form of Exhibit C attached hereto.

     1.22 "JZCC" means Jordan/Zalaznick Capital Company, a general partnership whose business address is 9 W. 57th Street, Suite 4000, New York, New York 10019.

     1.23 "Lien" means any lien, mortgage, security interest, claim, restriction, encumbrance, pledge, hypothecation or interest of any Person, of any kind or nature.

     1.24 "Management Consulting Agreement" means the Management Consulting Agreement, dated the date hereof, between TJC Management Corporation and the Company in the form of Exhibit D attached hereto.

     1.25 "Manager" means each of the individuals listed on Exhibit E attached hereto, and shall include any Permitted Transferee(s) of such individuals.

     1.26 "Manager Noncompetition Agreement" means the noncompetition agreement in the form of Exhibit F attached hereto.

     1.27 "Manager Notice" means the written notice delivered by a Manager, his or her estate or a Manager Trust, as the case may be, to the Company to "put" the shares of Common Stock owned by such Manager or Manager Trust, as set forth in Article 7.

     1.28 "Manager Trust" means a trust created by a Manager for his or her benefit or any immediate family member of such Manager.

     1.29 "MCIT" means MCIT PLC.

     1.30 "Permitted Transferee" means (a) in the case of any Series A Holder, the Company or any other Series A Holder, (b) in the case of any Series A Holder, any voting trust created, or agreement executed, for the purpose of voting the shares of Series A Common Stock held by such holder, (c) in the case of any Series B Holder, any other Series B Holder and any Person listed on Exhibit G attached hereto, (d) in the case of any individual Stockholder, any member of such Stockholder's immediate family (as defined in the regulations promulgated under Section 16 of the Exchange Act), including any child of a deceased or living spouse of a Stockholder or the child or children of any such child, (e) in the case of any individual Stockholder, any trust created for the benefit of such Stockholder or any of his or her family members, (f) in the case of any individual Stockholder, any legal representative and the testate or intestate distributee(s) to whom such Stockholder shall transfer any Common Stock at any time or from time to time, (g) in the case of any Stockholder that is an Affiliate of The Jordan Company, any Person listed on Exhibit G attached hereto and any other Person that is an Affiliate of The Jordan Company (including Jordan Industries, Inc. and its officers and directors) or any of its Affiliates, (h) with respect to JZCC, the Persons listed on Exhibit G attached hereto, (i) in the case of any Institutional Investor, any other Person that is an Affiliate of MCIT, and (j) in the case of any Institutional Investor, any Person to whom such Institutional Investor may grant a Lien by way of a pledge of the shares of Common Stock held by the Institutional Investor in connection with the borrowing of money from such Person.

     1.31 "Person" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, organization, and any governmental entity or any department, agency or subdivision thereof.

     1.32 "Preferred Stock" means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

     1.33 "Public Offering" means one, or the last in a series of, bona fide public offerings by the Company of its Common Stock pursuant to a registration statement or registration statements filed by the Company with the Commission, where the aggregate gross proceeds to the Company from such public offering, or from such series of public offerings, shall be not less than $50,000,000.

     1.34 "Purchase Agreement" means the Purchase Agreement between the Company and MCIT, dated as of February 27, 1997, as amended from time to time.

     1.35 "Registration Expenses" has the meaning set forth in Section 8.3.

     1.36 "Restricted Stock" means all of the Common Stock of the Company. As to any particular Restricted Stock, such securities shall cease to be Restricted Stock after issuance when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) or are saleable pursuant to Rule 144(k) (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

     1.37 "Retirement" means the retirement by a Manager from employment with Acquisition after such Manager has reached the age of 65, or such lower age as may be set by the Board of Directors of the Company from time to time.

     1.38 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     1.39 "Senior Manager" means Robert M. Wolff, John L. Menghini, Robert G. Shaw, Larry D. Graveel and Michael H. Gary, as provided in the context of the Agreement.

     1.40 "Series A Common Stock" means the Company's Series A Common Stock, par value $0.01 per share, having the terms set forth in the Certificate of Incorporation.

     1.41 "Series A Holder" means each Stockholder who holds any shares of Series A Common Stock and shall include any Permitted

Transferee(s) of a Series A Holder. On the date hereof, all Series A Holders shall be a Manager or a Manager Trust.

     1.42 "Series A Preferred Stock" means the Company's Series A 12% Cumulative Preferred Stock, par value $0.01 per share, having the terms set forth in the Certificate of Incorporation.

     1.43 "Series B Common Stock" means the Company's Series B Common Stock, par value $0.01 per share, having the terms set forth in the Certificate of Incorporation.

     1.44 "Series B Holder" means each Stockholder who holds any shares of Series B Common Stock and shall include any Permitted Transferee(s) of a Series B Holder.

     1.45 "Series B Preferred Stock" means the Company's Series B 12% Cumulative Preferred Stock, par value $0.01 per share, having the terms set forth in the Certificate of Incorporation.

     1.46 "Series C Holder" means each Stockholder who holds any shares of Series C Common Stock and shall include any Permitted Transferee(s) of a Series C Holder.

     1.47 "Series C Preferred Stock" means the Company's Series C 12% Cumulative Preferred Stock, par value $0.01 per share, having the terms set forth in the Certificate of Incorporation.

     1.48 "Shares" means, with respect to each Stockholder, the shares of Stock owned or held by such Stockholder.

     1.49 "Stock" means the Common Stock and the Preferred Stock.

     1.50 "Stockholder" means each of the parties to this Agreement and any Permitted Transferee(s) of such parties.

     1.51 "Subscription Note" means the non-recourse promissory note executed by a Manager or Manager Trust and issued to the Company, as holder, in connection with such Manager's or Manager Trust's subscription of Stock hereunder.

     1.52 "Subsidiary" means, as to any Person, a corporation of which the outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors of such corporation are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person.

     1.53 "Tax Sharing Agreement" means the Tax Sharing Agreement, dated the date hereof, by and between the Company and Acquisition in the form of Exhibit H attached hereto.

     1.54 "Transfer" means any sale, transfer, assignment, pledge, hypothecation, gift, bequest, granting of a Lien, or other disposition or event of any kind that would (or could), directly or indirectly, by operation of law or otherwise, change in any manner the actual or beneficial ownership of any shares of Stock. Each Transfer must comply with all of the terms of this Agreement.

     1.55 "Winning Ways" means Winning Ways, Inc., a Missouri corporation.

                                    ARTICLE 2

                               STOCK SUBSCRIPTIONS

     2.1 Subscription for Stock. Each Stockholder hereto hereby subscribes for and agrees to purchase the number, series and type of shares of Stock set forth opposite his, her or its name on Exhibit I attached hereto, and herewith tenders to the Company for such Shares the consideration in the amount and type set forth opposite his, her or its name on Exhibit I against delivery of a certificate or certificates registered in the name of such Stockholder, respectively, for the shares of Stock hereby subscribed. The Stockholders acknowledge that the consideration for some of the shares of Stock will consist of (i) shares of common stock of Winning Ways and/or (ii) a Subscription Note.

     2.2 Issuances of Shares. The Company hereby accepts the subscription of each Stockholder and agrees to issue and deliver to each of them, against payment by such Stockholder of the subscription price, a certificate or certificates registered in the name of such Stockholder evidencing the shares of Stock subscribed for by such Stockholder herein.

                                    ARTICLE 3

                          STOCKHOLDER ACKNOWLEDGEMENTS

     3.1 Risk. Each Stockholder acknowledges to the Company and the other Stockholders that he, she or it understands and agrees as follows:

          THE STOCK HAS NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS. THE STOCK IS VERY SPECULATIVE AND RISKY. THERE IS NO PUBLIC OR OTHER MARKET FOR THE STOCK NOR IS ANY LIKELY TO DEVELOP. THE COMPANY HAS NO PREVIOUS FINANCIAL HISTORY AND HAS BORROWED SUBSTANTIALLY ALL OF THE FUNDS AVAILABLE TO IT TO COMMENCE ITS BUSINESS. EACH STOCKHOLDER ACKNOWLEDGES THAT HE, SHE OR IT MAY AND CAN AFFORD TO LOSE HIS, HER OR ITS ENTIRE INVESTMENT AND THAT HE, SHE OR IT UNDERSTANDS THAT HE, SHE OR IT MAY HAVE TO HOLD THIS INVESTMENT INDEFINITELY.

     3.2 Review of Documents. Each Stockholder acknowledges that he, she or it has had an ample opportunity to review and understand the current form of each of the following documents and has requested and received a copy of each such document, if so requested:

     (a) the Certificate of Incorporation and the organizational resolutions of the Board of Directors of the Company;

     (b)  the By-Laws;

     (c)  the Junior Note;

     (d)  the Manager Noncompetition Agreement;

     (e)  the Management Consulting Agreement;

     (f)  the Tax Sharing Agreement;

     (g)  the Subscription Note;

     (h)  the Purchase Agreement; and

     (i)  the Credit Agreement.

     3.3 Information. Each Stockholder acknowledges that he, she or it has had the opportunity, prior to signing this Agreement and the purchase of any Stock hereunder, to ask questions of the officers of the Company concerning all aspects of the sale of the Stock and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, desired by the Stockholder.

     3.4 Other. Each Stockholder acknowledges that (i) in addition to the restrictions against Transfer contained in this Agreement, certain of the Financing Agreements may contain provisions which will result in an event of default under such instrument if any of the shares of Common Stock are Transferred to a transferee that is not a Permitted Transferee and (ii) shares of Series A Common Stock that are reserved for issuance to employees of Acquisition at such time as the Board of Directors may determine will, if such shares are issued, dilute each Stockholder's economic and equity interest in the Company in an amount equal to not more than five (5) percent of the total number of shares of Common Stock currently outstanding.

     3.5 Employment. Each Stockholder who is a Manager or the settlor or beneficiary of a Manager Trust (other than Robert Wolff) acknowledges that he or she is an "at-will" employee of Acquisition and that as such, the employment of such person by

Acquisition is terminable by Acquisition at any time without notice and with or without Cause.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As a material inducement to the Stockholders to purchase shares of the Company's capital stock and to enter into and perform their obligations under this Agreement, the Company makes the representations and warranties set forth in this Article 4.

     4.1 Organization, etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Since its date of incorporation, the Company has not engaged in any activities of any nature, except as contemplated by this Agreement, the Acquisition Agreement and the Financing Agreements. The Company has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

     4.2 Capital Stock.

          (a) The authorized capital stock of the Company consists of 1,105 shares of Series A Common Stock, 1,000 shares of which are currently issued and outstanding, 1,000 shares of Series B Common Stock, all of which are currently issued and outstanding, 13,500 shares of Series A Preferred Stock, all of which are issued and outstanding, 11,000 shares of Series B Preferred Stock, all of which are issued and outstanding, and 2,500 shares of Series C Preferred Stock, all of which are issued and outstanding. All of the shares of outstanding Stock have been duly authorized and are validly issued, fully paid and nonassessable.

          (b) The delivery by the Company of the certificate(s) to each Stockholder representing the shares of Stock to be issued to such Stockholder transfers and conveys to such Stockholder good and marketable title to such shares of Stock, free and clear of all Liens, except for the restrictions against Transfer set forth in this Agreement and in the legend set forth on the shares of Stock, and any restrictions arising under federal and state securities laws.

          (c) The Company has not issued, nor is there outstanding, any capital stock or securities convertible into or exchangeable for any shares of its capital stock.

     4.3 Authority Relative to Agreement. The execution, delivery and performance by the Company of this Agreement and each agreement contemplated hereby and the issuance of the shares of

Stock have been duly authorized by the Company, and the Company has all necessary corporate power and authority to issue the shares of Stock and to execute, deliver and perform this Agreement and each agreement contemplated hereby to which the Company will be a party. This Agreement and each agreement contemplated hereby to which the Company will be a party constitutes a legal and valid obligation of the Company, enforceable against the Company in accordance with its respective terms.

     4.4 No Breach; Consents. The execution, delivery and performance by the Company of this Agreement and each agreement contemplated hereby, the issuance of the shares of Stock, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under or (iii) result in a violation of the provisions of the Certificate of Incorporation or By-Laws of the Company, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company or its properties are subject, or any law, statute, rule or regulation to which the Company or its properties are subject. The execution, delivery and performance by the Company of this Agreement and each agreement contemplated hereby, the issuance of the shares of Stock, and the consummation of the transactions contemplated hereby and thereby do not and will not result in the creation of any Lien upon the Stock or the assets of the Company (other than the pledge by the Company of its stock in Acquisition), or require any authorization, consent, approval, exemption or other action by or notice (other than filings or notices, if applicable, pursuant to applicable "blue sky" or state securities laws) to any court or other governmental body.


                                    ARTICLE 5

                       REPRESENTATIONS OF EACH STOCKHOLDER

     As a material inducement to the Company to issue the Stock to each Stockholder, each Stockholder (except in Section 5.1 below) severally, and not jointly, represents and warrants to the Company for himself, herself or itself as follows:

     5.1 Offering Memorandum. Each of the Senior Managers has reviewed the Offering Memorandum, dated February 20, 1997 (the "Offering Memorandum"), of Acquisition. Based on such review, none of the Senior Managers knows of any material misstatements or omissions in the Offering Memorandum, including but not limited to (i) any material transaction between Winning Ways and the Senior Manager or any Affiliate of such Senior Manager not already included in the section of the Offering Memorandum entitled "Certain Transactions" and (ii) any material risk factors relating to the operating history, financial position or the nature of the existing and planned business of Winning Ways that are not already set forth in the section of the Offering Memorandum entitled "Risk Factors."

     5.2 Investment Experience; Risk Factors. The Stockholder has such knowledge and experience in financial, investment and business matters that he, she or it is capable of evaluating the merits, risks and advisability of an investment in the Stock. The Stockholder acknowledges and understands that (a) the Company is newly formed and has no operating history, (b) the Company is unlikely to pay dividends in respect of the Stock, (c) payment of dividends and distributions in respect of the Stock is restricted by applicable law and by the Financing Agreements and may be restricted by future agreements or instruments binding on the Company or its properties, and (d) the Company will be significantly leveraged. The Stockholder has carefully reviewed Article 7 and acknowledges that the shares of Common Stock to be issued will be subject to the Transfer restrictions and provisions set forth in that Article.

     5.3 Information. The Company has made available to the Stockholder its Certificate of Incorporation and By-Laws and all other documents and information that such Stockholder has requested relating to an investment in the Company. The Company has afforded such Stockholder the opportunity to discuss an investment in the Stock and to ask questions of representatives of the Company concerning the terms and conditions of the offering of the Stock, and such representatives have provided answers to all such questions concerning the offering of the Stock. Such Stockholder has examined or has had the opportunity to examine before the date hereof all information that he, she or it deems to be material to an understanding of the Company and Acquisition, the proposed business of the Company and Acquisition, and the offering of the Stock and has consulted with his, her or its financial advisors, accountants and his, her or its attorneys as he, she or it deemed appropriate with respect to an understanding of the Company and Acquisition, the proposed business of the Company and Acquisition and the offering of the Stock.

     5.4 Investment. The Stockholder acknowledges that the Stock will be acquired solely by and for the account of such Stockholder for investment purposes only, and is not being purchased for subdivision, fractionalization, resale or distribution. Such Stockholder has no contract, undertaking, agreement or arrangement to Transfer any of the Stock which such Stockholder has acquired hereunder. Such Stockholder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement. The Stockholder acknowledges that the Stock has not been registered or qualified for resale under applicable federal and state securities laws, and may not be sold except pursuant to a registration or qualification thereunder or an exemption therefrom. The Stockholder is capable of bearing the economic risk of investing in the Stock, can afford a total loss of such investment, and the financial condition of such Stockholder is such that he, she or it has no need for liquidity with respect to his, her or its investment in the Stock and no present or foreseeable need to dispose of any portion of the Stock to satisfy any existing or contemplated undertaking or indebtedness. Such Stockholder has adequate means of providing for his, her or its current needs and possible contingencies.

     5.5 Legend. Each certificate for shares of Stock will be imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO TRANSFER RESTRICTIONS, OBLIGATIONS AND OTHER CONDITIONS SPECIFIED IN THE SUBSCRIPTION AND STOCKHOLDERS AGREEMENT, DATED FEBRUARY 27, 1997 AMONG THE COMPANY, THE HOLDER HEREOF AND THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH SUBSCRIPTION AND STOCKHOLDERS AGREEMENT WILL BE FURNISHED BY THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO THE COMPANY'S OFFICES AT 9 WEST 57TH STREET, SUITE 4000, NEW YORK, NEW YORK 10019, ATTENTION: A. RICHARD CAPUTO, JR.

     Each Stockholder acknowledges that the effect of this legend, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or for use as loan collateral. Each Stockholder consents that "stop transfer" instructions may be noted against the Stock.

     5.6 Independent Decision. The decision of the Stockholder to acquire the Stock hereunder has been made by such Stockholder independent of any other Stockholder and independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any Stockholder or other Person. The Stockholder agrees and acknowledges that no other Stockholder or any Person has acted, is expected to act, or will act as the agent or representative of such Stockholder in connection with making, closing or monitoring of his, her or its investment hereunder. The foregoing to the contrary notwithstanding, the Institutional Investors have and will rely on the advice of Jordan/Zalaznick Advisers, Inc. as contemplated by the Investment Advisory Agreement, dated December 19, 1994.

     5.7 Binding Agreement. This Agreement constitutes a legal and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                                    ARTICLE 6

                         OTHER AGREEMENTS AND COVENANTS

     6.1 Survival. All representations and warranties contained herein or otherwise made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, regardless of any investigation made by any party or on his, her or its behalf.

     6.2 Voting Agreements and Rights. Until such time as the Company shall consummate a Public Offering and except as otherwise provided below, each Stockholder agrees to vote all shares of Common Stock owned of record or beneficially by such Stockholder, and to otherwise use his, her or its best efforts, to (i) maintain a Board of Directors of the Company and Acquisition consisting of seven members, three of whom shall be nominated and elected by the holders of the Series A Common Stock (the "Series A Directors"), three of whom shall be nominated and elected by the holders of the Series B Common Stock (the "Series B Directors") and one of whom shall be nominated and elected by all the holders of the Common Stock (the "Common Director"); (ii) not remove or permit the removal of any Series A Director from the Board of Directors of the Company or Acquisition without the consent of the holders who hold a majority of the number of shares of Series A Common Stock held by all the holders of Series A Common Stock; (iii) not remove or permit the removal of any Series B Director from the Board of Directors of the Company or Acquisition without the consent of the holders of a majority of the number of shares of Series B Common Stock and
(iv) not remove or permit the removal of the Common Director from the Board of Directors of the Company or Acquisition without the consent of the holders of a majority of the number of shares of Common Stock.

     6.3 Corporate Transactions.

          (a) Each Stockholder agrees that without the affirmative vote of at least five directors, neither the Board of Directors of the Company or Acquisition will:

               (i) recommend to the Stockholders the dissolution of the Company or Acquisition or cause or effect any other change to the Certificate of Incorporation or ByLaws of the Company or the certificate of incorporation or By-laws of Acquisition;

               (ii) increase the Board of Directors of the Company or Acquisition to more than seven members;

               (iii) recommend to the Stockholders the merger or consolidation of the Company or Acquisition with or into, or the sale of substantially all of the assets of the Company or Acquisition, to any Person;

               (iv) authorize or approve (A) the issuance of any additional equity securities of the Company or Acquisition (including the issuance of any securities pursuant to a Public Offering) or options, warrants, rights, contracts, commitments, understandings or arrangements by which the Company or Acquisition may be bound to issue any additional securities or options to purchase securities of the Company or Acquisition, (B) the Company's or Acquisition's issuance of any indebtedness for borrowed money outside the ordinary course of business or (C) the execution by the Company or Acquisition of any capital lease outside the ordinary course of business;

               (v) authorize or approve the Company's or Acquisition's entry into any transactions with any Affiliate of the Company or Acquisition, as the case may be (excluding the Management Consulting Agreement and the Tax Sharing Agreement);

               (vi) other than as may be required by FASB, authorize or approve any change in accounting policies or methodologies;

               (vii) authorize or approve any change in the fiscal year from July 1 to June 30 of the following year;

               (viii) declare, cause to be declared, issue, or cause to be issued, any dividends or distributions, whether payable in stock, cash or other property;

               (ix) authorize or approve the acquisition of any capital stock or equity interests of any Person;

               (x) authorize or approve the acquisition of substantially all of the assets of any Person;

               (xi) guarantee any obligation of any Person, other than the obligations of Acquisition or any other Subsidiary;

               (xii) authorize or approve the termination or dismissal of Donnelly Meiners Jordan Kline PC or Deloitte & Touche LLP as the principal accounting firms of the Company or Acquisition;

               (xiii) authorize or approve any change in the annual base compensation of any Series A Director who is an employee of the Company, Acquisition or any Subsidiary of the Company, or authorize or approve any change in the annual base compensation of the Common Director if he or she is an employee of the Company, Acquisition or any Subsidiary of the Company;

               (xiv) approve (A) the annual capital expenditure budget or (B) or authorize any capital expenditure in an amount greater than the amount set forth on such capital expenditure budget; or

               (xv) lower the age of Retirement to a year less than 65.

          (b) Each Stockholder agrees that, without the affirmative vote of (i) at least three directors who are not Series B Directors and (ii) two of the Series B Directors, neither the Board of Directors of the Company or Acquisition will, in any instance, terminate the employment of any Series A Director or the Common Director.

          (c) Each Stockholder agrees that, without the written approval of the Stockholders who hold at least 75 percent of the shares of Common Stock, the Stockholders will not in any instance:

               (i) approve the dissolution of the Company or any change to the Certificate of Incorporation or By-Laws;

               (ii) approve the merger or consolidation of the Company with or into, or the sale of substantially all of the assets of the Company to, any Person; or

               (iii) approve the expansion of the Board of Directors of the Company to more than seven members.

     6.4 Non-Disclosure. Each Stockholder agrees that he, she or it will not, any time or in any manner, directly or indirectly, use or disclose to any party other than the Company or Acquisition any trade secrets or other Confidential Information (as defined below) learned or obtained by such Stockholder while a stockholder, officer, director or employee of the Company, Acquisition or Winning Ways. As used herein, the term "Confidential Information" means information disclosed to or known by a Stockholder as a consequence of such Stockholder's position with the Company or Acquisition or such Stockholder's previous position with Winning Ways and not generally known in the industry in which the Company, Acquisition or Winning Ways is engaged and that in any way relates to the Company's, Acquisition's or Winning Ways' products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling. Each Stockholder acknowledges that the release of any Confidential Information of the Company, Acquisition or Winning Ways to unauthorized persons would be extremely detrimental to the Company and Acquisition and each Stockholder agrees to use such Stockholder's best efforts to safeguard such Confidential Information from unauthorized persons. Upon termination of employment, or whenever any of the Company, Acquisition or Winning Ways shall request, each Stockholder shall deliver and return promptly to Acquisition all tangible embodiments (including all copies) of the Confidential Information in the possession or under the control of such Stockholder.

     6.5 Inventions. Each Stockholder agrees that all inventions conceived of or developed by such Stockholder during the term of such Stockholder's employment with Acquisition, whether alone or jointly with others and whether during working hours or otherwise, which relate to the business currently conducted by the Company, Acquisition or Winning Ways, or any business or other company in which the Company or Acquisition, directly or indirectly, now or hereafter has an ownership interest, shall be Acquisition's exclusive property. Each Stockholder shall (i) promptly disclose in writing to Acquisition each invention conceived or developed by such Stockholder during the term of such Stockholder's employment with Acquisition, (ii) assign all rights to such inventions to Acquisition and (iii) assist Acquisition in every way to obtain and protect any patents on such inventions.

     6.6 Affiliate Transactions. Except for the agreements between Winning Ways and each of Impact Design and Kansas Custom Embroidery, each Stockholder agrees that, for so long as such Stockholder or any member of such Stockholder's family is the beneficial owner of any Stock, neither such Stockholder, any member of such Stockholder's family, any Affiliate of such Stockholder nor any Permitted Transferee of such Stockholder shall engage, directly or indirectly, in any business transaction with the Company, Acquisition or any of their Affiliates without the prior written consent of the Board of Directors of the Company.


                                    ARTICLE 7

                       DISPOSITION RESTRICTIONS; CO-SALE;
                              PUTS AND CALLS; ETC.

     7.1 Restrictions on Sale of Stock. The terms of this Article 7 shall terminate upon consummation of a Public Offering. Any Shares included in a public offering shall not be subject to the restrictions set forth in this
Article 7.

          (a) Each Stockholder agrees that all shares of Common Stock and all other securities of the Company convertible into, exchangeable for or entitling the holder thereof to acquire shares of Common Stock now or hereafter owned by him, her or it or in which the Stockholder has any interest, legally or beneficially, shall be subject to the terms and conditions of this Article 7. No Stockholder may Transfer any shares of Common Stock unless (i) such Stockholder is in receipt of a Bona Fide Offer and (ii) all the terms and conditions of this Agreement have been satisfied. Any purported Transfer in violation of this Agreement shall be void.

          (b) Notwithstanding anything contained in this Agreement to the contrary, the shares of Common Stock held by a Stockholder may be Transferred to any Permitted Transferee, but the restrictions herein shall apply to any further Transfer by any such Permitted Transferee. It shall be a condition precedent to any Transfer permitted under the preceding sentence that the Permitted Transferee execute and deliver an agreement acknowledging that all shares so Transferred have been acquired for investment and not for distribution and are and shall remain subject to this Agreement. All references in this Agreement to shares of Common Stock held by a Stockholder shall include, without duplication, shares of Common Stock, if any, held by his, her or its Permitted Transferee. Whenever a Stockholder shall be obligated to sell shares of Common Stock held by him, her or it under this Agreement (as opposed to the right of a Stockholder to "put" shares of Common Stock to the Company), each Permitted Transferee of such Stockholder shall be obligated to sell all the shares of Common Stock which the Permitted Transferee holds, to the same purchaser(s) and on the same terms and conditions.

     7.2 Company Termination.

          (a) If Acquisition terminates the employment of any Manager for Cause, the Company may elect, at its option, to repurchase all of the Common Stock owned by such Manager or the Manager Trust of which such Manager is the settlor or beneficiary. The Company's "call" option granted under this
     Section 7.2(a) shall be exercised by delivery of the Company Notice to such Manager within three hundred sixty (360) days from the date on which Acquisition terminated such Manager's employment for Cause. The "call" price of the Common Stock shall be an amount equal to the greater of (i) one-half of the Fair Market Value or (ii) two-thirds of the Cost; provided, however, if such Manager executes a Manager Noncompetition Agreement at the Closing, the "call" price shall be an amount equal to the Fair Market Value. The Closing for the Company's purchase of the shares of Common Stock held by a Manager or

     Manager Trust pursuant to this Section 7.2(a) shall occur no later than sixty (60) days following the date the "call" option is exercised by the Company.

          (b) If Acquisition terminates the employment of any Manager for any reason other than Cause or Disability, including death, such Manager, his or her estate or the Manager Trust of which such Manager is the settlor or beneficiary, as the case may be, may elect, at his, her or its option, to have the Company repurchase all of the Common Stock owned by such Manager or Manager Trust. The "put" option granted under this Section 7.2(b) shall be exercised by delivery of the Manager Notice to the Company within thirty
     (30) days from the date on which Acquisition terminated such Manager's employment without Cause. The "put" price of the Common Stock owned by a Manager or Manager Trust shall be an amount equal to the Fair Market Value. The Closing for the Company's purchase of the shares of Common Stock held by a Manager or Manager Trust pursuant to this Section 7.2(b) shall occur no later than sixty (60) days following the date the "put" option is exercised by a Manager or Manager Trust.

          (c) If Acquisition terminates the employment of any Manager for Disability, such Manager, his or her estate or the Manager Trust of which such Manager is the settlor or beneficiary, as the case may be, may elect, at his, her or its option, to have the Company repurchase all of the Common Stock owned by such Manager or Manager Trust. The "put" option granted under this Section 7.2(b) shall be exercised by delivery of the Manager Notice to the Company within thirty (30) days from the date on which Acquisition terminated such Manager's employment without Cause. The "put" price of the Common Stock shall be an amount equal to the greater of (i) one-half of the Fair Market Value or (ii) two-thirds of the Cost; provided, however, if such Manager executes a Manager Noncompetition Agreement at the Closing, the "put" price shall be an amount equal to the Fair Market Value. The Closing for the Company's purchase of the shares of Common Stock held by a Manager or Manager Trust pursuant to this Section 7.2(c) shall occur no later than sixty (60) days following the date the "put" option is exercised by a Manager or Manager Trust.

     7.3 Manager Termination. Subject to Section 7.4, if any Manager voluntarily terminates his or her employment with Acquisition for any reason or for no reason, the Company may elect, at its option, to repurchase all of the Common Stock owned by such Manager or the Manager Trust of which such Manager is the settlor or beneficiary. The Company's "call" option granted under this Section
7.3 shall be exercised by delivery of the Company Notice to such Manager within three hundred sixty (360) days from the date on which such Manager voluntarily terminated his or her employment with Acquisition. The "call" price of the Common Stock shall be an amount equal to the greater of (i) one-half of the Fair Market Value or (ii) two-thirds of the Cost; provided, however, if the Manager executes a Manager Noncompetition Agreement at the Closing, the "call" price shall be an amount equal to the Fair Market Value. The Closing for the Company's purchase of the shares of Common Stock held by a Manager or Manager Trust pursuant to this
Section 7.3 shall occur no later than sixty (60) days following the date of the exercise of the "call" option by the Company.

     7.4 Retirement. Upon the Retirement of any Manager, such Manager may elect, as his or her option, to have the Company repurchase all of his or her Common Stock or the Common Stock held by a Manager Trust of which such Manager is the settlor or beneficiary. A Manager's or Manager Trust's "put" option granted under this Section 7.4 shall be exercised by delivery of the Manager Notice to the Company within thirty (30) days from the date of the Retirement of such Manager. In the event of the Retirement of any Manager, the "put" price of the Common Stock owned by a Manager or a Manager Trust shall be an amount equal to the greater of (i) one-half of the Fair Market Value or (ii) two-thirds of the Cost; provided, however, if such Manager executes a Manager Noncompetition Agreement at the Closing, the "put" price shall be an amount equal to the Fair Market Value. Notwithstanding anything contained in this Section to the contrary, the Company shall have no obligation to purchase any shares of Common Stock held by a Manager or Manager Trust until such time as such Manager executes a Manager Noncompetition Agreement. The Closing for the Company's purchase of the shares of Common Stock held by a Manager or Manager Trust pursuant to this Section 7.4 shall occur no later than sixty (60) days following the date of such Manager's Retirement from the Company, on a date to be set by the Company.

     7.5 Payment. Any amounts payable to a Manager or Manager Trust pursuant to Sections 7.2, 7.3 or 7.4 shall be paid in cash and shall be delivered to the Manager or Manager Trust at the Closing; provided, however, the Company may elect, at its option, to defer payment of 75 percent of the "call" price or "put" price to be paid to such Manager or Manager Trust by executing and delivering a Junior Note to such Manager or Manager Trust at the Closing. Notwithstanding anything to the contrary contained in this Section, the Company shall use commercially reasonable efforts to make such payment in cash.

     7.6 Restrictions on Payments by Company. Notwithstanding anything to the contrary contained in this Agreement, all payments and installments pursuant to this Article 7 shall be subject to (a) applicable restrictions contained in any applicable law, (b) restrictions contained in the Company's and its subsidiaries' debt and equity financing agreements and (c) the availability of cash to make any lump sum cash payments. If any such restrictions or unavailability prohibit any such payments or installments which the Company is otherwise entitled or required to make, the time periods for making such payments or installments shall be tolled and the Company shall make such payments and installments as soon as it is permitted to do so under such restrictions.

     7.7 Right of First Refusal.

          (a) Except for Transfers to a Permitted Transferee, if at any time any Stockholder receives and desires to accept a Bona Fide Offer to sell Common Stock (such Stockholder receiving the Bona Fide Offer is hereafter referred as a "Selling Stockholder"), then such Selling Stockholder shall deliver written notice of the Bona Fide Offer (the "ROFR Notice"), within 30 days of receipt of the Bona Fide Offer, to each of the other Stockholders and to the Company setting forth the number and series of shares of Common Stock proposed to be purchased in the Bona Fide Offer (the "Offered Securities") and the price and the other terms contained in the Bona Fide Offer.

          (b) Upon receipt of the ROFR Notice, the Company and the other Stockholders then shall have the right to purchase at the price and on the terms contained in the ROFR Notice all or, subject to Section 7.7(c), a portion of the Offered Securities in the following order of priority: (i) if the Selling Stockholder is a Series A Holder, then the other Series A Holders shall have the right to purchase the Offered Securities, pro rata among those Series A Holders so electing on the basis of the respective number of shares of Series A Common Stock owned by such Series A Holders (or in such other proportion as the Series A Holders may agree), then the Series B Holders shall have the second right to purchase the Offered Securities, pro rata among those Series B Holders so electing on the basis of the respective number of shares of Series B Common Stock owned by such Series B Holders (or in such other proportion as the Series B Holders may agree) and thereafter, the Company shall have the right to purchase the Offered Securities; and (ii) if the Selling Stockholder is a Series B Holder, the other Series B Holders shall have the first right to purchase the Offered Securities, pro rata among those Series B Holders so electing on the basis of the respective number of shares of Series B Common Stock owned by such Series B Holders (or in such other proportion as the other Series B Holders may agree), then the Series A Holders shall have the second right to purchase the Offered Securities, pro rata among those Series A Holders so electing on the basis of the respective number of shares of Series A Common Stock owned by such Series A Holders (or in such other proportion as the Series A Holders may agree) and thereafter, the Company shall have the right to purchase the Offered Securities. The rights of the parties pursuant to this Section 7.7(b) shall be exercisable by the delivery of written notice to the Selling

     Stockholder (the "Notice of Exercise") within 30 calendar days from the date of delivery of the ROFR Notice. The Notice of Exercise shall state the number of shares and series of the Offered Securities each party is willing to purchase without regard to whether any other party purchases any shares of the Offered Securities. A copy of such Notice of Exercise also shall be delivered by each party to the Company. The rights of the parties pursuant to this Section 7.7(b) shall terminate if unexercised 30 calendar days after the date of delivery of the ROFR Notice.

          (c) If all notices required to be given pursuant to paragraphs (a) and
     (b) of this Section 7.7 have been duly given and the parties do not exercise their respective options to purchase all of the Offered Securities at the price and on the terms set forth in the Bona Fide Offer, and the Selling Stockholder does not desire to sell less than all of the Offered Securities, then the Selling Stockholder shall have the right, subject to compliance by the Selling Stockholder with all the other provisions of this Agreement, including, without limitation, the terms of Section 7.8, to consummate such transaction on the terms contemplated by the Bona Fide Offer.

          (d) Subject to Section 1.4 hereof, the closing of the purchase of the Offered Securities shall occur at the time and place (i) specified in the Bona Fide Offer in the event that the Offered Securities are purchased by the Offeror or (ii) mutually agreed upon by the Selling Stockholder and the Company and/or one or more other purchasers in the event that the Offered Securities are purchased pursuant to Section 7.7(b) hereof.

     7.8 Right of Co-Sale.

          (a) Subject in each case to the rights of the parties set forth in
     Section 7.7 above, in the event a Selling Stockholder proposes to Transfer for value pursuant to a Bona Fide Offer any of the Common Stock owned of record or beneficially by him, her or it (the "Transfer Stock") to any Person (other than a Permitted Transferee) (a "Stockholder Transferee"), the Selling Stockholder shall require the Stockholder Transferee, as a condition precedent to the consummation of the Transfer of the Transfer Stock to the Stockholder Transferee, to irrevocably offer to acquire from each Stockholder, including the Selling Stockholder (collectively, the "Tag-Along Stockholders"), on the same terms as the proposed Transfer of the Transfer Stock, that number of shares of Common Stock equal to the product of (A) the total number of shares of Common Stock that constitute Transfer Stock multiplied by (B) a fraction, the numerator of which is the number of shares of Common Stock owned by such

     Tag-Along Stockholder and the denominator of which is the total number of shares of Common Stock owned by all of the Tag-Along Stockholders (with respect to each Tag-Along Stockholder, such number of shares is hereinafter referred to as "Allocation Stock").

          (b) The Selling Stockholder shall give written notice (the "Co-Sale Notice") to each other Stockholder which shall describe the material terms of the proposed Transfer, the number of shares of Transfer Stock to be transferred, the total number of shares of Common Stock held by such Selling Stockholder, the name and address of the Stockholder Transferee and the proposed closing date of the Transfer. Each other Stockholder shall have 30 days after receipt of the Co-Sale Notice to accept such offer as to all or a portion of the Allocation Stock and notify the Selling Stockholder in writing of the number of shares of Allocation Stock, if any, such other Stockholder wishes to Transfer to the Stockholder Transferee. The Selling Stockholder may not consummate the proposed Transfer to the Stockholder Transferee, except on the terms set forth in the Co-Sale Notice and unless
     (x) the sale of Allocation Stock pursuant to the right of co-sale of each other Stockholder who timely accepts the offer of the Stockholder Transferee is consummated simultaneously, or (y) each other Stockholder waives the right of co-sale as to all or part of the Allocation Stock, or
     (z) the irrevocable offer expires without acceptance by any other Stockholder during the 30 day period.

     7.9 Obligation to Sell Stock. Notwithstanding any of the rights granted elsewhere in this Agreement, in the event Stockholders holding 75 percent of the Common Stock of the Company (the "Section 7.9 Holders") agree, in a bona fide arm's length transaction with an independent Person who is not an Affiliate of the Section 7.9 Holders, to Transfer for value all of the shares of Common Stock then held by them, then upon the written demand of the Section 7.9 Holders, which shall be given not less than 30 calendar days prior to the date of such proposed Transfer, all the other Stockholders shall Transfer all of the shares of Common Stock held by each of them as is proposed to be Transferred by the
Section 7.9 Holders, at the same price and on the same terms and conditions as those set forth in the Section 7.9 Holders' written demand, to the buyer or transferee designated in the written demand. At the date set forth in the written demand from the Section 7.9 Holders, the other Stockholders shall (i) execute such documents as reasonably may be requested in the Section 7.9 Holders' demand notice and (ii) deliver certificate(s) for the shares of Common Stock to be sold, duly endorsed for transfer in the form required, with signatures guaranteed, to the Section 7.9 Holders or the buyer or other transferee at the Company's principal office or such other place as the Company or the Section 7.9 Holders shall select, and the Section 7.9 Holders shall cause the purchase price to be paid to the other Stockholders in the same form and species as paid to the Section 7.9 Holders. In the event that any Stockholder fails to deliver the shares of Common Stock held by him, her or it, said Stockholder shall for all purposes be deemed no longer to be a stockholder of the Company, shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to shares of Common Stock held by him, her or it, and shall have none of the rights or privileges granted to stockholders of the Company under this or any other agreement. If the Section 7.9 Holders fail to make demand on the other Stockholders to sell their shares of Common Stock, such other Stockholders shall have the rights set forth under Sections 7.7 and 7.8.

     7.10 Failure to Give Notice; Waiver. For purposes of this Article 7, any Stockholder who has failed to give notice of the election of a right or option hereunder within the specified time period will be deemed to have waived his, her or its rights on the day after the last day of such period. Each Stockholder agrees and acknowledges that the Company may purchase or acquire shares of Common Stock pursuant to this Article 7, and approves such purchases and acquisitions, and waives any objection or claim relating thereto, whether against the Company, its Board of Directors or otherwise.


                                    ARTICLE 8

                               REGISTRATION RIGHTS

     8.1 Piggyback Registration. If the Company, at any time after consummation of a Public Offering, proposes to register any of its Common Stock under the Securities Act for sale to the public (other than pursuant to a registration statement on forms S-4 or S- 8, or any successor forms), each such time the Company will give written notice to each Stockholder of its intention to do so. Upon the written request of a Stockholder received by the Company within 30 days after the giving of any such notice by the Company, to register such number of shares of Restricted Stock owned of record or beneficially by such Stockholder specified in such written request, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the shares of Common Stock to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the Transfer by each Stockholder (in accordance with his, her or its written request) of such Restricted Stock once so registered. In the event that any registration pursuant to this Section 8.1 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock requested to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the shares of Common Stock to be sold by the Company or any other Person therein. In the event such a reduction is necessary, (1) the Stockholders requesting to sell Restricted Stock in the public offering shall bear the reduction on a pro rata basis, based on the number of shares of Restricted Stock each such Stockholder requested to offer for sale in the underwritten public offering, or (2) a Stockholder may elect to withdraw from such registration all shares of Restricted Stock held by him, her or it as to which registration was requested. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 8.1 without thereby incurring any liability to any Stockholder.

     8.2 Registration Procedures. If and whenever the Company is required by the provisions of Section 8.1 hereof to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will promptly:

          (a) prepare and file with the Commission a registration statement (which shall be on any form of general applicability satisfactory to the managing underwriter with respect to such securities);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each selling Stockholder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as each selling Stockholder, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock that is Common Stock covered by such registration statement with any securities exchange or the NASDAQ Stock Market National Market on which the Common Stock of the Company is then listed or quoted;

          (f) notify each selling Stockholder at any time when a prospectus relating to Restricted Stock is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus (at the expense of the party making or omitting such material fact) so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that the 180-day period described below will be tolled from the time a prospectus contains such a statement or omission until a prospectus correcting such statement or omission has been delivered to the Stockholder and may be delivered to the purchasers of such Restricted Stock in compliance with the Securities Act;

          (g) notify each selling Stockholder immediately, and confirm the notice in writing, (1) when the registration statement becomes effective,
     (2) of the issuance by the Commission of any stop order or of the initiation, or the written threat, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Restricted Stock for sale in any jurisdiction or of the initiation, or the written threat, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will promptly use its best efforts to obtain the lifting of such order; and

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          For purposes hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or 180 days after the effective date thereof.

          In connection with each registration hereunder, each Stockholder will furnish to the Company in writing such information with respect to it as a stockholder as shall be necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Section 8.1 hereof covering an underwritten public offering, the Company and each selling Stockholder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     8.3 Expenses. All reasonable expenses incurred by the Company in complying with Section 8.1 or 8.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses (as defined below), are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses."

          (a) The Company shall pay all Registration Expenses attributable to the shares of Restricted Stock of the Stockholder included in the registration in connection with each registration statement under Section
     8.1 or 8.2 hereof.

          (b) All Selling Expenses in connection with each registration statement under Section 8.1 or 8.2 hereof shall be borne by the selling Stockholder in proportion to the number of shares of Common Stock sold by each Stockholder.

     8.4 Indemnification and Contribution.

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 8.1 or 8.2 hereof, the Company will indemnify and hold harmless each Stockholder (provided any such Stockholder is a seller of Restricted Stock thereunder), each underwriter of such Restricted Stock thereunder, and each other Person, if any, who controls such Stockholder, its directors and its officers or underwriters within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Stockholder, such underwriter or such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any shares of Restricted Stock were registered under the Securities Act pursuant to Section 8.1 or 8.2 hereof, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company (other than a violation arising from any action or inaction required of the Company by any applicable regulatory authority in connection with any registration, qualification or compliance), and will reimburse each such Stockholder, each such underwriter and each such Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Stockholder, such underwriter or such Person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the shares of Restricted Stock under the Securities Act pursuant to Section 8.1 or 8.2 hereof, each Stockholder including shares of Restricted Stock in such registration, severally but not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter, and each Person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which any shares of Restricted Stock were registered under the Securities Act pursuant to Section 8.1 or 8.2 hereof, any preliminary prospectus, or final prospectus contained therein, or any amendment hereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each such Stockholder will be liable hereunder in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Stockholder, as such, respectively, furnished in writing to the Company by such Stockholder specifically for use in such registration statement or prospectus. In no event will any Stockholder be required to enter into any agreement or undertaking in connection with any registration under this Agreement providing for any indemnification or contribution obligation on the part of such Stockholder greater than any other Stockholder's obligation under this Section 8.4(b).

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Article 8 and shall only relieve it from any liability which it may have to such indemnified party under this Article 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Article 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any holder of Restricted Stock exercising rights under this Agreement, or any controlling Person of any such holder, makes a claim for indemnification pursuant to this Article 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration for time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article 8 provides for indemnification in such case, or
     (2) contribution under the Securities Act may be required on the part of any such selling holder of Restricted Stock or any such controlling Person in circumstances for which indemnification is provided under this Article 8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering proceeds of its Restricted Stock offered by the registration statement bears to the public offering proceeds of all securities offered by such registration statement, and the Company shall be responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds received from the sale of Restricted Stock offered by such holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     8.5 Changes in Capital Structure. If, and as often as, there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the registration rights granted in this Article 8 shall continue with respect to the capital structure of the Company as so changed.

     8.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of a Stockholder's Common Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports as such Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Stockholder to sell any Restricted Stock without registration.


                                    ARTICLE 9

                                  MISCELLANEOUS

     9.1 Ratification of Prior Acts of Board of Directors of Company. Each of the Stockholders hereby adopts, ratifies and confirms all of the actions heretofore taken by the Board of Directors of the Company in all respects, including, without limitation, in respect to the Acquisition Agreement and the transactions contemplated thereby.

     9.2 Amendments and Waivers. Each Stockholder agrees that no purported amendment of this Agreement, or waiver, discharge or termination of any obligation under it, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by Stockholders who hold at least 66.67 percent of the shares of Common Stock then outstanding; provided, however, no purported amendment of
Section 7.9 or Section 6.3(c) of this Agreement shall be enforceable unless expressly set forth in a writing signed by Stockholders who hold at least 75 percent of the shares of Common Stock then outstanding. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     9.3 Notices. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for in this Agreement ("Notice") shall be given in writing by personal delivery, by facsimile with confirming original, by registered or certified mail (return receipt requested) or by overnight mail or courier service maintaining a record of receipt and delivery, which shall be addressed, in the case of the Company, c/o The Jordan Company, 9 West 57th Street, Suite 4000, New York, New York 10019, Attention: A. Richard Caputo, Jr.; and in the case of a Stockholder, to his, her or its address included on the signature page hereto, or in either case, to such other Persons or addresses as shall be furnished in writing by any party to the other parties hereto. A Notice shall be deemed to have been given as of the date (i) when personally delivered, (ii) when actually received, if by mail, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     9.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and Permitted Transferees, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by a Stockholder (except to another Stockholder or Stockholders) without the prior written consent of the Company. This Section 9.4 shall not be deemed to supersede or modify, in any manner, the provisions of Article 7.

     9.5 Conflicts. In the event of any conflict between the provisions of the Certificate of Incorporation or the By-laws, the terms and provisions of this Agreement shall control.

     9.6 Severability, Etc. This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the state of New York, except that no doctrine of choice of law shall be used to apply any law other than that of the state of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that (i) in any action for specific performance the parties hereto waive the defense that a remedy at law would be adequate and (ii) in addition to any other remedy to which they may be entitled at law or in equity, the parties hereto shall be entitled to compel specific performance of this Agreement. Each party waives personal service of process and agrees that a summons and complaint commencing an action or proceeding shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the party at the address set forth in this Agreement, or as otherwise provided by the laws of the state of New York or the United States.

     9.7 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person.

     9.8 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

     9.9 Complete Agreement. This document and the documents referred to herein contain the complete agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     9.10 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     9.11 Attorneys' Fees. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's reasonable expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment, including contempt, garnishment, levy, discovery and bankruptcy. "Expenses" shall include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed and who prevails by dismissal, default or otherwise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                          GFSI HOLDINGS, INC.


                                          By: /s/ A. Richard Caputo, Jr.
                                              ----------------------------------
                                              A. Richard Caputo, Jr.
                                              Vice President


                  STOCKHOLDER SIGNATURES ON THE FOLLOWING PAGES

                                             MCIT PLC

                                             By /s/ James E. Jordan
                                             -----------------------------------
                                             James E. Jordan, Director
                                             c/o Jordan/Zalaznick Advisers, Inc.
                                             9 West 57th Street, Suite 4000
                                             New York, New York 10019